EXHIBIT 10.3

                                AGREEMENT OF SALE

PARTIES
         This is an Agreement between Food Franchises, Inc., located at 14106 Chicot Rd., #6, Mabeldale, Arkansas 72103, ("Buyer"), and Tatonka Energy, Inc. ("Seller") an Oklahoma corporation, with offices at 10850 Switzer Road, Suite 111, Dallas, Texas, (sometimes herein collectively referred to as the "Parties").

REPRESENTATIONS AND AGREEMENT
         Seller represents that it currently has good title to those items of equipment listed on Exhibit "A" hereto ("Equipment"). Buyer agrees to purchase the Equipment for the Purchase Price listed below. Seller represents that the Equipment is free and clear of all claims, liens, or other encumbrances and is fully transferrable, and agrees to sell, transfer and convey the Equipment to Buyer, in consideration of the Purchase Price below.

PURCHASE PRICED:
         Thirty Seven Thousand, Four Hundred and Forty-Eight and 25/100 Dollars ($37,488.25), such sum to be paid to Seller as follows: $5,000,00 on or before March 18, 1997, and the balance on or before May 15, 1997. Buyer agrees that Seller is extending credit during the period until final payment is received and grants a security interest to Seller in all items listed on the attached
Exhibits and further gives permission for Seller to file a copy of this Agreement, or other appropriate documentation, with the Secretary of State's office, or other government agencies, to record and give public notice of the security interest and lien hereby granted to Seller in the items listed in the attached Exhibits.

EXHIBITS
         The attached Exhibit "A" (two pages) and are fully incorporated herein.

SECURITY AGREEMENT
         As stated above, Seller is granted a security interest in the items listed in the attached Exhibits. To further secure Seller's position in the above described transaction, and as security for any and all amounts which may be loaned or advanced to Buyer by Seller or its Assignees in the future, Buyer hereby grants and conveys to Seller a UCC Article 9 Security Interest in the following property of Buyer, such property to be considered Collateral.

         All items listed in the attached Exhibits (2 pages), consisting of restaurant equipment and goods and supplies; all inventory of Buyer; all accounts receivable, cash, checks and chattel paper of Buyer; all equipment of Buyer; all proceeds of inventory, equipment, chattel paper or accounts receivable of Buyer; all after-acquired inventory, equipment, accounts receivable, chattel paper, cash, checks, or other property of Buyer where not exempt by law.

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         Buyer agrees and  represents  that there are no other  liens,  security agreements, or indebtedness relating to the above described Collateral. Buyer states that it has full authority to grant this security interest and that the above listed Collateral is owned free and clear by Buyer.

         In the event of a default in payment by Buyer of any amounts due on the above described obligation, Seller may declare the entire obligation accelerated and due and payable immediately, without further notice to Buyer.

         Buyer will be considered in default for the purposes of this Agreement should any of the following occur: Buyer fails to make a scheduled payment under the terms above; Buyer becomes insolvent; Buyer ceases to do business for more than three successive days (not including federal holidays). Buyer agrees to execute and file any and all financing statements or other documents required by Seller to perfect this Security Interest. Buyer waives all demand, notice, protest and presentment for payment in connection with any collection efforts which Seller may employ to collect the debt outlined above. Buyer agrees that Seller does not have to exhaust all rights against Buyer before demanding payment hereunder. Buyer agrees to be responsible for, pay for, and to indemnify and hold Seller harmless for all collection fees, court costs, reasonable attorneys fees, or any other amounts expended by Seller in collection efforts in connection with the above described loan and debt. Buyer further assigns and conveys to Seller any and all rights to any commissions, fees, rents or other proceeds it may be entitled to receive in connection with the above described Collateral and hereby appoints Seller as its agent to collect all such sums should Buyer default in this loan. Buyer hereby conveys and assigns to Seller any and all rights to insurance proceeds which it may have in connection with the above described Collateral. Buyer agrees that it may not assign or transfer its obligations hereunder without the express written consent of Seller. Buyer waives any and all defenses which it may be able to assert against any assignee of Seller. Should any part of this Agreement be unenforceable under applicable law, at the sole election of Seller, the rest and remainder shall continue in full effect and force. Buyer agrees to indemnify and hold harmless Seller, its assigns, employees and agents from any and all liability, loss, damages, costs, expenses, causes of action, suits, claims, demands or judgments which arise from or in connection with this Agreement, including any and all punitive, exemplary, incidental, consequential, or other damages.


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         This  Agreement will be governed in all things by the laws of the State of Texas and the parties hereby submit themselves to the exclusive jurisdiction of the courts of that State.

SIGNED

On this 12th day of March, 1997.

TATONKA ENERGY, INC.  ("Seller")



By:      /s/ Richard A. Green, Sr.
   --------------------------------------
         Richard A. Green, Sr., President

                                 ("Buyer")



By:      /s/ James E. Wirtz     President
   ------------------------     ---------
         Authorized Agent         Title




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